AGREEMENT AND PLAN OF REORGANIZATION

      THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of the 23rd day of September, 2011 by First Trust Strategic High Income Fund II, a Massachusetts business trust (the "Acquiring Fund"), and First Trust Strategic High Income Fund, a Massachusetts business trust (the "Acquired Fund," and together with the Acquiring Fund, the "Funds").

      This Agreement is intended to be, and is adopted as, a plan of reorganization within the meaning of Section 368 of the United States Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated thereunder. The reorganization will consist of: (i) the transfer of all of the assets of the Acquired Fund to the Acquiring Fund in exchange for common shares of beneficial interest, par value $0.01 per share, of the Acquiring Fund ("Acquiring Fund Shares"), and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund; and (ii) the distribution of all of the Acquiring Fund Shares to the shareholders of the Acquired Fund, as part of the termination, dissolution and complete liquidation of the Acquired Fund as provided herein, all upon the terms and conditions set forth in this Agreement (the "Reorganization").

      WHEREAS, each Fund is a closed-end, management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Acquired Fund owns securities that generally are assets of the character in which the Acquiring Fund is permitted to invest;

      WHEREAS, the Acquiring Fund is authorized to issue its common shares; and

      WHEREAS, the Board of Trustees of the Acquiring Fund (the "Acquiring Board") has determined that the Reorganization is in the best interests of the Acquiring Fund and that the interests of the existing shareholders of the Acquiring Fund will not be diluted as a result of the Reorganization, and the Board of Trustees of the Acquired Fund (the "Acquired Board"; the Acquiring Board and the Acquired Board are each a "Board") has determined that the Reorganization is in the best interests of the Acquired Fund and that the interests of the existing shareholders of the Acquired Fund will not be diluted as a result of the Reorganization.

      NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

                                   ARTICLE I


            TRANSFER OF ASSETS OF THE ACQUIRED FUND IN EXCHANGE FOR
            ACQUIRING FUND SHARES AND THE ASSUMPTION OF THE ACQUIRED
                       FUND'S LIABILITIES AND TERMINATION
                      AND LIQUIDATION OF THE ACQUIRED FUND

     Section 1.1. The Exchange. Subject to the terms and conditions contained herein and on the basis of the representations and warranties contained herein, the Acquired Fund agrees to transfer all of its assets, as set forth in Section 1.2, to the Acquiring Fund. In exchange, the Acquiring Fund agrees: (i) to issue and deliver to the Acquired Fund the number of Acquiring Fund Shares computed in the manner set forth in Section 2.3; and (ii) to assume all of the liabilities of the Acquired Fund, as set forth in Section 1.3. Such transactions shall take place at the closing provided for in Section 3.1 (the "Closing").

     Section 1.2. Assets to Be Transferred. The Acquired Fund shall transfer all of its assets to the Acquiring Fund, including, without limitation, all cash, securities, commodities, interests in futures and dividends or interest receivables owned by the Acquired Fund and any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund on the Closing Date (as defined in Section 3.1).

      The Acquired Fund will, within five business days before the Closing Date, furnish the Acquiring Fund with a list of the Acquired Fund's portfolio securities and other investments. The Acquiring Fund will, within five business days before the Closing Date, furnish the Acquired Fund with a list of the securities, if any, on the Acquired Fund's list referred to above that do not conform to the Acquiring Fund's investment objectives, policies, and restrictions. The Acquired Fund, if requested by the Acquiring Fund, will dispose of securities on the Acquiring Fund's list before the Closing Date. In addition, if it is determined that the portfolios of the Acquired Fund and the Acquiring Fund, when aggregated, would contain investments exceeding certain percentage limitations imposed upon the Acquiring Fund with respect to such investments, the Acquired Fund, if requested by the Acquiring Fund, will dispose of a sufficient amount of such investments as may be necessary to avoid violating such limitations as of the Closing Date. Notwithstanding the foregoing, nothing herein will require the Acquired Fund to dispose of any investments or securities if, in the reasonable judgment of the Acquired Fund Board or First Trust Advisors L.P. (the "Advisor"), such disposition would adversely affect the tax treatment of the Reorganization for federal income tax purposes or would otherwise not be in the best interests of the Acquired Fund.

     Section 1.3. Liabilities to be Assumed. The Acquired Fund will endeavor to discharge all of its known liabilities and obligations to the extent possible before the Closing Date. Notwithstanding the foregoing, any liabilities not so discharged shall be assumed by the Acquiring Fund, which assumed liabilities shall include all of the Acquired Fund's liabilities, debts, obligations, and duties of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not arising in the ordinary course of business, whether or not determinable at the Closing Date, and whether or not specifically referred to in this Agreement.

     Section 1.4. Liquidation and Distribution. On or as soon after the Closing Date as is practicable but in no event later than 12 months after the Closing Date (the "Liquidation Date"): (a) the Acquired Fund will distribute in complete liquidation of the Acquired Fund, pro rata to its common shareholders of record, determined as of the close of business on the Valuation Date, as such term is defined in Section 2.1 (the "Acquired Fund Shareholders"), all of the Acquiring Fund Shares received by the Acquired Fund pursuant to Section 1.1 (together with any dividends declared with respect thereto to holders of record as of a time after the Valuation Date and prior to the Liquidation Date ("Interim Dividends")); and (b) the Acquired Fund will thereupon proceed to dissolve and terminate as set forth in Section 1.8 below. Such distribution will be accomplished by the transfer of Acquiring Fund Shares credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the name of such Acquired Fund Shareholders and representing such shareholders' pro rata share of the Acquiring Fund Shares received by the Acquired Fund, and by paying to the shareholders of the Acquired Fund any Interim Dividends on such transferred shares. All issued and outstanding common shares of the Acquired Fund will simultaneously be canceled on the books of the Acquired Fund. The Acquiring Fund shall not issue certificates representing Acquiring Fund Shares in connection with such transfer. Notwithstanding any other provision of this Agreement, cash in lieu of fractional Acquiring Fund Shares may be distributed to Acquired Fund Shareholders provided that the amount of cash is not less than the net asset value of such fractional Acquiring Fund Shares.

     Section 1.5. Ownership of Shares. Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund's transfer agent. Acquiring Fund Shares will be issued to the Acquired Fund, in an amount computed in the manner set forth in Section 2.3, to be distributed to Acquired Fund Shareholders.

     Section 1.6. Transfer Taxes. Any transfer taxes payable upon the issuance of Acquiring Fund Shares in a name other than the registered holder of the Acquired Fund's common shares on the books of the Acquired Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.

     Section 1.7. Reporting. Any reporting responsibility of the Acquired Fund with the Securities and Exchange Commission (the "SEC"), the New York Stock Exchange (the "NYSE"), or any state securities commission is and shall remain the responsibility of the Acquired Fund up to and including the Liquidation Date.

     Section 1.8. Termination. The Acquired Fund shall completely liquidate and be dissolved, terminated and have its affairs wound up in accordance with Massachusetts state law, promptly following the Liquidation Date and the making of all distributions pursuant to Section 1.4.

                                   ARTICLE II

                                   VALUATION

     Section 2.1. Valuation of Assets. The value of the net assets of the Acquired Fund shall be the value of its assets, less its liabilities, computed as of the close of regular trading on the NYSE on the business day immediately prior to the Closing Date (such time and date being hereinafter called the "Valuation Date"). The value of the Acquired Fund's assets shall be determined by using the valuation procedures set forth in the Funds' Proxy Statement/Prospectus to be used in connection with the Reorganization or such other valuation procedures as shall be mutually agreed upon by the parties.

     Section 2.2. Valuation of Shares. The net asset value per Acquiring Fund Share shall be the net asset value per share computed on the Valuation Date, using the valuation procedures set forth in the Funds' Proxy Statement/Prospectus to be used in connection with the Reorganization or such other valuation procedures as shall be mutually agreed upon by the parties.

     Section 2.3. Shares to be Issued. The number of Acquiring Fund Shares to be issued (including fractional shares, if any) in exchange for the Acquired Fund's net assets shall be determined by dividing the value of the Acquired Fund's net assets determined in accordance with Section 2.1 by the net asset value per Acquiring Fund Share determined in accordance with Section 2.2.

     Section 2.4. Effect of Suspension in Trading. In the event that on the Valuation Date, either: (a) either NYSE or another primary exchange on which the portfolio securities of the Acquiring Fund or the Acquired Fund are purchased or sold shall be closed to trading or trading on such exchange shall be restricted; or (b) trading or the reporting of trading on the NYSE or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Acquiring Fund or the Acquired Fund is impracticable, the Valuation Date shall be postponed until the first business day after the day when trading is fully resumed and reporting is restored.

     Section 2.5. Computations of Net Asset Value. All computations of net asset value shall be made by or under the direction of BNY Mellon Investment Servicing (U.S.) Inc. ("BNY Mellon") in accordance with its regular practice as fund accountant of the Funds.


                                  ARTICLE III

                            CLOSING AND CLOSING DATE

     Section 3.1. Closing Date. The Closing shall occur on the opening of business on October 3, 2011 or such other date as the parties may agree (the "Closing Date"). All acts taking place at the Closing shall be deemed to take place as of immediately after the close of regular trading on the NYSE on the Valuation Date. The Closing shall be held as of 7:30 a.m. Eastern time (the

"Effective Time") at the offices of the Advisor in Wheaton, Illinois or at such other time and/or place as the parties may agree.

     Section 3.2. Custodian's Certificate. The Acquired Fund shall cause The Bank of New York Mellon, as custodian for the Acquired Fund (the "Custodian"), to deliver to the Acquiring Fund at the Closing a certificate of an authorized officer stating that: (a) the Acquired Fund's portfolio securities, cash, and any other assets shall have been delivered in proper form to the Acquiring Fund on the Closing Date; and (b) all necessary taxes, including all applicable federal and state stock transfer stamps, if any, shall have been paid, or provision for payment shall have been made, in conjunction with the delivery of portfolio securities by the Acquired Fund.

     Section 3.3. Transfer Agent's Certificate. The Acquired Fund shall cause BNY Mellon, as transfer agent for the Acquired Fund, to deliver to the Acquiring Fund at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of all the Acquired Fund Shareholders, and the number and percentage ownership of outstanding common shares owned by each such shareholder immediately prior to the Closing. The Acquiring Fund shall issue and deliver or cause BNY Mellon, its transfer agent, to issue and deliver to the Secretary of the Acquired Fund a confirmation evidencing the Acquiring Fund Shares to be credited on the Closing Date or provide evidence satisfactory to the Acquired Fund that such Acquiring Fund Shares have been credited to the Acquired Fund's account on the books of the Acquiring Fund.

     Section 3.4. Delivery of Additional Items. At the Closing, the Acquired Fund shall deliver to the Acquiring Fund such bills of sale, checks, assignments, share certificates, receipts and other documents, if any, as the Acquiring Fund or its counsel may reasonably request to effect the transactions contemplated by this Agreement. The Acquiring Fund shall deliver to the Acquired Fund such bills of sale, checks, assignments, share certificates, receipts and other documents, if any, the Acquired Fund or its counsel may reasonably request to effect the transactions contemplated by this Agreement.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     Section 4.1. Representations of the Acquired Fund. The Acquired Fund represents and warrants as follows:

             (a) The Acquired Fund is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

             (b) The Acquired Fund is registered as a closed-end diversified management investment company under the 1940 Act, and such registration is in full force and effect.

             (c) The Acquired Fund is not in violation of, and the execution, delivery, and performance of this Agreement (provided that consummation of the Reorganization is subject to shareholder approval) will not result in the violation of, any provision of the Acquired Fund's Declaration of Trust or By-Laws or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Acquired Fund is a party or by which it is bound.

             (d) Except as otherwise disclosed in writing to and accepted by the Acquiring Fund, the Acquired Fund has no material contracts or other commitments (other than this Agreement and the obligations to pay the dividends and/or distributions contemplated by Section 1.4) that will be terminated with liability to it before the Closing Date.

             (e) Except as otherwise disclosed in writing to and accepted by the Acquiring Fund, no litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Acquired Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition, the conduct of its business, or the ability of the Acquired Fund to carry out the transactions contemplated by this Agreement, and the Acquired Fund knows of no facts that might form the basis for the institution of such proceedings. Except as otherwise disclosed in writing to and accepted by the Acquiring Fund, the Acquired Fund is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated herein.

             (f) The audited financial statements of the Acquired Fund as of October 31, 2010, and for the fiscal year then ended, have been prepared in accordance with generally accepted accounting principles and have been audited by independent auditors, and such statements (copies of which have been furnished to the Acquiring Fund) fairly reflect the financial condition of the Acquired Fund as of October 31, 2010, and there are no known contingent liabilities of the Acquired Fund as of such date that are not disclosed in such statements. The unaudited financial statements of the Acquired Fund as of April 30, 2011, and for the semi-annual period then ended, have been prepared in accordance with generally accepted accounting principles, and such statements (copies of which have been or will be furnished to the Acquiring Fund) fairly reflect the financial condition of the Acquired Fund as of April 30, 2011, and there are no known contingent liabilities of the Acquired Fund as of such date that are not disclosed in such statements.

             (g) Except as otherwise disclosed in writing to and accepted by the Acquiring Fund, since the date of the financial statements referred to in subsection (f) above, there have been no material adverse changes in the Acquired Fund's financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business) and there are no known contingent liabilities of the Acquired Fund arising after such date. For the purposes of this subsection (g), a decline in the net asset value of the Acquired Fund shall not constitute a material adverse change.

             (h) All federal, state, local and other tax returns and reports of the Acquired Fund required by law to be filed by it (taking into account permitted extensions for filing) have been timely filed and are complete and correct in all material respects. All federal, state, local and other taxes of the Acquired Fund required to be paid (whether or not shown on any such return or report) have been paid, or provision shall have been made for the payment thereof and any such unpaid taxes are properly reflected on the financial statements referred to in subsection (f) above. To the best of the Acquired Fund's knowledge, no tax authority is currently auditing or preparing to audit the Acquired Fund, and no assessment for taxes, interest, additions to tax, or penalties has been asserted against the Acquired Fund.

             (i) The authorized capital of the Acquired Fund consists of an unlimited number of common shares, par value $.01 per share. All issued and outstanding shares of the Acquired Fund are duly and validly issued and outstanding, fully paid and non-assessable by the Acquired Fund. All of the issued and outstanding shares of the Acquired Fund will, at the time of the Closing Date, be held by the persons and in the amounts set forth in the records of the Acquired Fund's transfer agent as provided in
      Section 3.3. The Acquired Fund has no outstanding options, warrants, or other rights to subscribe for or purchase any shares of the Acquired Fund, and has no outstanding securities convertible into shares of the Acquired Fund.

             (j) At the Closing Date, the Acquired Fund will have good and marketable title to the Acquired Fund's assets to be transferred to the Acquiring Fund pursuant to Section 1.2, and full right, power, and authority to sell, assign, transfer, and deliver such assets, and the Acquiring Fund will acquire good and marketable title thereto.

             (k) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Acquired Fund, provided, however, that the consummation of the Reorganization is subject to approval of the shareholders of the Acquired Fund. This Agreement constitutes a valid and binding obligation of the Acquired Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights and to general equity principles.

             (l) The information to be furnished by the Acquired Fund for use in no-action letters, applications for orders, registration statements, proxy materials, and other documents that may be necessary in connection with the transactions contemplated herein shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations.

             (m) From the effective date of the Registration Statement (as defined in Section 5.6), through the time of the meeting of the shareholders and on the Closing Date, any written information furnished by the Acquired Fund with respect to the Acquired Fund for use in the Proxy Materials (as defined in Section 5.6), or any other materials provided in connection with the Reorganization, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.

             (n) For each taxable year of its operations, including the short taxable year ending on or before the Closing Date, the Acquired Fund (i) has elected to qualify, and has qualified or will qualify (in the case of the short taxable year ending on or before the Closing Date), as a "regulated investment company" under the Code (a "RIC"), (ii) has been eligible to and has computed its federal income tax under Section 852 of the Code, and will do so for the short taxable year ending on or before the Closing Date and (iii) has been, and will be (in the case of the short taxable year ending on or before the Closing Date), treated as a separate corporation for federal income tax purposes.

     Section 4.2. Representations of the Acquiring Fund. The Acquiring Fund represents and warrants as follows:

             (a) The Acquiring Fund is a business trust, duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

             (b) The Acquiring Fund is registered as a closed-end diversified management investment company under the 1940 Act, and such registration is in full force and effect.

             (c) The Acquiring Fund is not in violation of, and the execution, delivery and performance of this Agreement (provided that the issuance of Acquiring Fund Shares in connection with the Reorganization is subject to approval of shareholders of the Acquiring Fund, to the extent required under the rules of the NYSE) will not result in a violation of, the Acquiring Fund's Declaration of Trust or By-Laws or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Acquiring Fund is a party or by which it is bound.

             (d) Except as otherwise disclosed in writing to and accepted by the Acquired Fund, no litigation, administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Acquiring Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition, the conduct of its business or the ability of the Acquiring Fund to carry out the transactions contemplated by this Agreement, and the Acquiring Fund knows of no facts that might form the basis for the institution of such proceedings. Except as otherwise disclosed in writing to and accepted by the Acquired Fund, the Acquiring Fund is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated herein.

             (e) The audited financial statements of the Acquiring Fund as of October 31, 2010 and for the fiscal year then ended have been prepared in accordance with generally accepted accounting principles and have been audited by independent auditors, and such statements (copies of which have been furnished to the Acquired Fund) fairly reflect the financial condition of the Acquiring Fund as of October 31, 2010, and there are no known contingent liabilities of the Acquiring Fund as of such date that are not disclosed in such statements. The unaudited financial statements of the Acquiring Fund as of April 30, 2011, and for the semi-annual period then ended, have been prepared in accordance with generally accepted accounting principles, and such statements (copies of which have been or will be furnished to the Acquired Fund) fairly reflect the financial condition of the Acquiring Fund as of April 30, 2011, and there are no known contingent liabilities of the Acquiring Fund as of such date that are not disclosed in such statements.

             (f) Except as otherwise disclosed in writing to and accepted by the Acquired Fund, since the date of the financial statements referred to in subsection (e) above, there have been no material adverse changes in the Acquiring Fund's financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business) and there are no known contingent liabilities of the Acquiring Fund arising after such date. For the purposes of this subsection (f), a decline in the net asset value of the Acquiring Fund shall not constitute a material adverse change.

             (g) All federal, state, local and other tax returns and reports of the Acquiring Fund required by law to be filed by it (taking into account permitted extensions for filing) have been timely filed and are complete and correct in all material respects. All federal, state, local and other taxes of the Acquiring Fund required to be paid (whether or not shown on any such return or report) have been paid or provision shall have been made for their payment and any such unpaid taxes are properly reflected on the financial statements referred to in subsection (e) above. To the best of the Acquiring Fund's knowledge, no tax authority is currently auditing or preparing to audit the Acquiring Fund, and no assessment for taxes, interest, additions to tax or penalties has been asserted against the Acquiring Fund.

             (h) The authorized capital of the Acquiring Fund consists of an unlimited number of common shares, par value $0.01 per share. All issued and outstanding Acquiring Fund Shares are duly and validly issued and outstanding, fully paid and non-assessable by the Acquiring Fund. The Acquiring Fund has no outstanding options, warrants, or other rights to subscribe for or purchase shares of the Acquiring Fund, and there are no outstanding securities convertible into shares of the Acquiring Fund.

             (i) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Acquiring Fund, provided, however, that the consummation of the Reorganization is subject to approval of the shareholders of the Acquiring Fund of the issuance of Acquiring Fund Shares to the extent required under the rules of the NYSE. This Agreement constitutes a valid and binding obligation of the Acquiring Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights and to general equity principles.

             (j) The Acquiring Fund Shares to be issued and delivered to the Acquired Fund for the account of the Acquired Fund Shareholders pursuant to the terms of this Agreement will, at the Closing Date, have been duly authorized. When so issued and delivered, such shares will be duly and validly issued shares of the Acquiring Fund, and will be fully paid and non-assessable.

             (k) The information to be furnished by the Acquiring Fund for use in no-action letters, applications for orders, registration statements, proxy materials, and other documents that may be necessary in connection with the transactions contemplated herein shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations.

             (l) From the effective date of the Registration Statement (as defined in Section 5.6), through the time of the meeting of the shareholders and on the Closing Date, any written information furnished by the Acquiring Fund with respect to the Acquiring Fund for use in the Proxy Materials (as defined in Section 5.6), or any other materials provided in connection with the Reorganization, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.

             (m) For each taxable year of its operations, including the taxable year that includes the Closing Date, the Acquiring Fund (i) has elected to qualify, has qualified or will qualify (in the case of the year that includes the Closing Date) and intends to continue to qualify as a RIC under the Code, (ii) has been eligible to and has computed its federal income tax under Section 852 of the Code, and will do so for the taxable year that includes the Closing Date and (iii) has been, and will be (in the case of the taxable year that includes the Closing Date), treated as a separate corporation for federal income tax purposes.

             (n) The Acquiring Fund agrees to use all reasonable efforts to obtain the approvals and authorizations required by the Securities Act of 1933, as amended (the "1933 Act"), the 1940 Act, and any state securities laws as it may deem appropriate in order to continue its operations after the Closing Date.


                                   ARTICLE V

                             COVENANTS OF THE FUNDS

     Section 5.1. Operation in Ordinary Course. Subject to Sections 1.2 and 8.5, the Acquiring Fund and the Acquired Fund will each operate its respective business in the ordinary course between the date of this Agreement and the Closing Date, it being understood that such ordinary course of business will include customary dividends and distributions and any other distribution necessary or desirable to avoid federal income or excise taxes.

     Section 5.2. Approval of Shareholders. The Acquired Fund and the Acquiring Fund have called or will call a special meeting of their respective shareholders to consider and act upon this Agreement and the issuance of Acquiring Fund Shares in connection with the Reorganization, respectively, and to take all other appropriate and reasonable action necessary to obtain approval of the transactions contemplated herein.

     Section 5.3. Investment Representation. The Acquired Fund covenants that the Acquiring Fund Shares to be issued pursuant to this Agreement are not being acquired for the purpose of making any distribution, other than in connection with the Reorganization and in accordance with the terms of this Agreement.

     Section 5.4. Further Action. Subject to the provisions of this Agreement, each Fund will take or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including any actions required to be taken after the Closing Date.

     Section 5.5. Statement of Earnings and Profits. As promptly as practicable, but in any case within 60 days after the Closing Date, the Acquired Fund shall furnish the Acquiring Fund, in such form as is reasonably satisfactory to the Acquiring Fund and which shall be certified by the Acquired Fund's Treasurer, a statement of the earnings and profits of the Acquired Fund for federal income tax purposes, as well as any net operating loss carryovers and capital loss carryovers, that will be carried over to the Acquiring Fund as a result of
Section 381 of the Code.

     Section 5.6. Preparation of Registration Statement and Proxy Materials. The Funds have prepared and filed, or will prepare and file, with the SEC a registration statement on Form N-14 relating to the Acquiring Fund Shares to be issued to Acquired Fund Shareholders (the "Registration Statement"). The Registration Statement shall include a proxy statement of the Funds and a prospectus of the Acquiring Fund relating to the transaction contemplated by this Agreement. The Registration Statement shall be in compliance with the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the 1940 Act, as applicable. Each party will provide the other party with the materials and information necessary to prepare the proxy statement and related materials (the "Proxy Materials"), for inclusion therein, in connection with the meetings of the Funds' shareholders referred to in Section 5.2.

     Section 5.7. Tax Status of Reorganization. With respect to the Reorganization, it is the intention of the parties that the transaction will qualify as a reorganization within the meaning of Section 368(a) of the Code. Neither the Acquired Fund nor the Acquiring Fund shall take any action or cause any action to be taken (including, without limitation the filing of any tax return) that is inconsistent with such treatment or that results in the failure of the transaction to qualify as a reorganization within the meaning of Section 368(a) of the Code. At or prior to the Closing Date, the parties to this Agreement will take such reasonable action, or cause such action to be taken, as is reasonably necessary to enable Chapman and Cutler LLP to render the tax opinion contemplated in this Agreement.

                                   ARTICLE VI

            CONDITION PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND

      The obligations of the Acquired Fund to consummate the transactions provided for herein shall be subject to the following condition:

     Section 6.1. All representations, covenants, and warranties of the Acquiring Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date. The Acquiring Fund shall have delivered to the Acquired Fund a certificate executed in the Acquiring Fund's name by the Acquiring Fund's President or Vice President and its Treasurer, in form and substance satisfactory to the Acquired Fund and dated as of the Closing Date, to such effect and as to such other matters as the Acquired Fund shall reasonably request.


                                  ARTICLE VII

           CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND

      The obligations of the Acquiring Fund to consummate the transactions provided for herein shall be subject to the following conditions:

     Section 7.1. All representations, covenants, and warranties of the Acquired Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date. The Acquired Fund shall have delivered to the Acquiring Fund on the Closing Date a certificate executed in the Acquired Fund's name by the Acquired Fund's President or Vice President and its Treasurer, in form and substance satisfactory to the Acquiring Fund and dated as of the Closing Date, to such effect and as to such other matters as the Acquiring Fund shall reasonably request.

     Section 7.2. The Acquired Fund shall have delivered to the Acquiring Fund a statement of the Acquired Fund's assets and liabilities, together with a list of the Acquired Fund's portfolio securities showing the tax basis of such securities by lot and the holding periods of such securities, as of the Closing Date, certified by the Treasurer of the Fund.


                                  ARTICLE VIII

                          FURTHER CONDITIONS PRECEDENT

      The obligations of the Acquired Fund or the Acquiring Fund hereunder shall also be subject to the following:

     Section 8.1. This Agreement and the transactions contemplated herein, with respect to the Acquired Fund, shall have been approved by the requisite vote of the holders of the outstanding shares of the Acquired Fund in accordance with applicable law and the provisions of the Acquired Fund's Declaration of Trust and By-Laws. In addition, the issuance of Acquiring Fund Shares as contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of the Acquiring Fund in accordance with applicable law, the requirements of the NYSE and the provisions of the Acquiring Fund's Declaration of Trust and By-Laws. Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Acquired Fund may waive the conditions set forth in this Section 8.1.

     Section 8.2. On the Closing Date, the SEC shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, or instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act. Furthermore, no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated herein.

     Section 8.3. All required consents of other parties and all other consents, orders, and permits of federal, state and local regulatory authorities (including those of the SEC and of state securities authorities, including any necessary "no-action" positions and exemptive orders from such federal and state authorities) to permit consummation of the transactions contemplated herein shall have been obtained. The Acquiring Fund Shares being issued and delivered to the Acquired Fund pursuant to this Agreement shall be listed on the NYSE.

     Section 8.4. The Registration Statement shall have become effective under the 1933 Act, and no stop order suspending the effectiveness thereof shall have been issued. To the best knowledge of the parties to this Agreement, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

     Section 8.5. The Acquired Fund shall have declared and paid a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its shareholders all of the Acquired Fund's investment company taxable income for all taxable periods ending on or before the Closing Date (computed without regard to any deduction for dividends paid), if any, plus the excess of its interest income excludible from gross income under Section 103(a) of the Code, if any, over its deductions disallowed under Sections 265 and 171(a)(2) of the Code for all taxable periods ending on or before the Closing Date and all of its net capital gains realized in all taxable periods ending on or before the Closing Date (after reduction for any capital loss carryforward).

     Section 8.6. The Funds shall have received on the Closing Date opinions from Chapman and Cutler LLP and/or Bingham McCutchen LLP, as applicable, dated as of the Closing Date, substantially to the effect that:

             (a) Each Fund has been formed as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust," and is existing under the laws of the

      Commonwealth of Massachusetts and, as far as counsel knows, has the power as a business trust to own all of its properties and assets and carry on its business as presently conducted in accordance with the description thereof in the Registration Statement

             (b) Each Fund is registered as a closed-end management investment company under the 1940 Act, and, to such counsel's knowledge, such registration under the 1940 Act is in full force and effect.

             (c) Assuming that the Acquiring Fund Shares to be issued and delivered to the Acquired Fund on behalf of the Acquired Fund Shareholders will be issued in accordance with the terms of this Agreement and as provided by this Agreement, such Acquiring Fund Shares are duly authorized and upon such delivery will be legally issued and outstanding and fully paid and non-assessable except that shareholders of the Acquiring Fund may, under certain circumstances, be held personally liable for its obligations, and no shareholder of the Acquiring Fund has, as such holder, any preemptive rights to acquire, purchase or subscribe for any securities of the Acquiring Fund under the Acquiring Fund's Declaration of Trust, By-Laws or Massachusetts law.

             (d) The Registration Statement is effective and, to such counsel's knowledge, no stop order under the 1933 Act pertaining thereto has been issued, and to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the Commonwealth of Massachusetts is required for (i) the exchange of the assets of the Acquired Fund for Acquiring Fund Shares and the assumption of Acquired Fund liabilities pursuant to this Agreement or
      (ii) the issuance of Acquiring Fund Shares pursuant to this Agreement, in each case, except as have been obtained.

             (e) The execution and delivery of this Agreement did not, and the issuance and delivery to the Acquired Fund of Acquiring Fund Shares in accordance with the terms of this Agreement will not, violate the Acquiring Fund's Declaration of Trust or By-Laws (assuming approval of the Acquired Fund's shareholders has been obtained in accordance with the requirements of the Acquired Fund's Declaration of Trust and By-Laws).

             (f) The execution and delivery of this Agreement did not, and the transfer by the Acquired Fund of its assets to the Acquiring Fund in accordance with the terms of this Agreement will not, violate the Acquired Fund's Declaration of Trust or By-Laws (assuming approval of the Acquired Fund's shareholders has been obtained in accordance with the requirements of the Acquired Fund's Declaration of Trust and By-Laws).

Insofar as the opinion expressed above relates to or is dependent upon matters governed by the Commonwealth of Massachusetts, Chapman and Cutler LLP may rely on the opinion of Bingham McCutchen LLP. The delivery of the opinions above is conditioned upon receipt by applicable counsel of such customary representations as it shall reasonably request of the Acquiring Fund and the Acquired Fund.

     Section 8.7. The Funds shall have received an opinion of Chapman and Cutler LLP addressed to the Acquiring Fund and the Acquired Fund substantially to the effect that for federal income tax purposes:

             (a) The transfer of all of the Acquired Fund's assets to the Acquiring Fund in exchange solely (except to the extent cash payments are made in lieu of fractional shares) for Acquiring Fund Shares and the assumption by the Acquiring Fund of all the liabilities of the Acquired Fund followed by the pro rata distribution to the Acquired Fund Shareholders of all the Acquiring Fund Shares (and cash payments in lieu of fractional shares) received by the Acquired Fund in complete liquidation of the Acquired Fund will constitute a "reorganization" within the meaning of Section 368(a) of the Code and the Acquiring Fund and the Acquired Fund will each be a "party to a reorganization," within the meaning of Section 368(b) of the Code, with respect to the Reorganization.

             (b) No gain or loss will be recognized by the Acquiring Fund upon the receipt of all the assets of the Acquired Fund solely (except to the extent cash payments are made in lieu of fractional shares) in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all the liabilities of the Acquired Fund.

             (c) No gain or loss will be recognized by the Acquired Fund upon the transfer of all the Acquired Fund's assets to the Acquiring Fund solely (except to the extent cash payments are made in lieu of fractional shares) in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all the liabilities of the Acquired Fund or upon the distribution of the Acquiring Fund Shares (and cash payments in lieu of fractional shares) to the Acquired Fund Shareholders in complete liquidation of the Acquired Fund.

             (d) No gain or loss will be recognized by Acquired Fund Shareholders upon the exchange of their Acquired Fund shares solely (except to the extent cash payments are made in lieu of fractional shares) for Acquiring Fund Shares in the Reorganization.

             (e) The aggregate basis of the Acquiring Fund Shares received by each Acquired Fund Shareholder pursuant to the Reorganization will be the same as the aggregate basis of Acquired Fund shares exchanged therefor by such shareholder (after taking into account fractional shares surrendered by such shareholder). The holding period of the Acquiring Fund Shares received by each Acquired Fund Shareholder will include the period during which the Acquired Fund shares exchanged therefor were held by such shareholder, provided such Acquired Fund shares are held as capital assets at the time of the Reorganization.

             (f) The basis of the Acquired Fund's assets transferred to the Acquiring Fund will be the same as the basis of such assets to the Acquired Fund immediately before the Reorganization. The holding period of the assets of the Acquired Fund in the hands of the Acquiring Fund will include the period during which those assets were held by the Acquired Fund.

             (g) The Acquiring Fund will succeed to and take into account the items of the Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the regulations thereunder.

      No opinion will be expressed as to (i) the effect of the Reorganization on
(A) the Acquired Fund or the Acquiring Fund with respect to gain or loss on any asset that is required to be recognized for U.S. federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting and (B) any Acquired Fund Shareholder or Acquiring Fund shareholder that is required to recognize unrealized gains and losses for U.S. federal income tax purposes under a mark-to-market system of accounting, or (C) the Acquired Fund or the Acquiring Fund with respect to any stock held in a passive foreign investment company as defined in Section 1297(a) of the Code or (ii) any other federal tax issues (except those set forth above) and all state, local or foreign tax issues of any kind.

      Such opinion shall be based on customary assumptions and representations as Chapman and Cutler LLP may reasonably request of the Acquiring Fund and the Acquired Fund, and the Acquiring Fund and the Acquired Fund will cooperate to make and certify the accuracy of such representations. Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Acquired Fund may waive the conditions set forth in this Section 8.7.


                                   ARTICLE IX

                                    EXPENSES

     Section 9.1. The total expenses incurred in connection with the Reorganization and the other reorganization with the other closed-end fund (the "Other Acquired Fund") referred to in the Registration Statement (the "Other Reorganization") will be allocated among the Funds and the Other Acquired Fund based on their respective net assets determined as of September 14, 2011, regardless of whether either the Reorganization or the Other Reorganization is consummated; provided, however that the reorganization expenses may not be allocated in a manner that adversely affects the tax treatment of the Reorganization or the Other Reorganization for federal income tax purposes. Reorganization expenses include, without limitation: (a) expenses associated with the preparation and filing of the Registration Statement and other Proxy Materials; (b) postage; (c) printing; (d) accounting fees; (e) legal fees incurred by each Fund; (f) solicitation costs; and (g) other related administrative or operational costs.

     Section 9.2. Each party represents and warrants to the other that there is no person or entity entitled to receive any broker's fees or similar fees or commission payments in connection with the transactions provided for herein.

     Section 9.3. Notwithstanding the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by the other party of such expenses would result in the disqualification of a Fund, as the case may be, as a RIC (as defined in Section 4.1(n)).


                                   ARTICLE X

                    ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

     Section 10.1. The parties agree that no party has made to the other parties any representation, warranty and/or covenant not set forth herein, and that this Agreement constitutes the entire agreement between and among the parties.

     Section 10.2. The representations, warranties, and covenants contained in this Agreement or in any document delivered pursuant to or in connection with this Agreement shall not survive the consummation of the transactions contemplated hereunder.


                                   ARTICLE XI

                                  TERMINATION

     Section 11.1. This Agreement may be terminated by the mutual agreement of the parties and such termination may be effected by each Fund's President or Vice President without further action by the Board. In addition, any Fund may at its option terminate this Agreement at or before the Closing Date (regardless of any shareholder approval obtained) due to:

             (a) a breach by any other party of any representation, warranty, or agreement contained herein to be performed at or before the Closing Date, if not cured within 30 days;

             (b) a condition precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met; or

             (c) a determination by either Board that the consummation of the transactions contemplated herein is not in the best interests of the applicable Fund.

     Section 11.2. In the event of any such termination, in the absence of willful default, there shall be no liability for damages on the part of the Acquired Board, the Acquiring Board, the Acquiring Fund, the Acquired Fund, the Advisor, or the Funds' or Advisor's officers.

                                  ARTICLE XII

                                   AMENDMENTS

     Section 12.1. This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the officers of each Fund as specifically authorized by each Fund's Board; provided, however, that following the meeting of the shareholders of the Funds called by each Fund pursuant to Section 5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund Shares to be issued to the Acquired Fund Shareholders under this Agreement to the detriment of such shareholders without their further approval.


                                  ARTICLE XIII

               HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT;
                            LIMITATION OF LIABILITY

     Section 13.1. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 13.2. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     Section 13.3. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     Section 13.4. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but, except as provided in this section, no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

     Section 13.5. With respect to each of the Acquiring Fund and the Acquired
Fund: All parties hereto are expressly put on notice of the Fund's Declaration of Trust and all amendments thereto, a copy of each of which is on file with the Secretary of the Commonwealth of Massachusetts, and the limitations of shareholder and trustee liability contained therein. This Agreement has been executed and delivered by the Trustees or officers of the Fund acting as Trustees or officers and not individually, and it is expressly agreed that the obligations of the Fund hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents, or employees of the Fund individually, but shall bind only the fund property of the Fund, as provided in the Fund's

Declaration of Trust, and persons dealing with the Fund must look solely to the assets of the Fund for the enforcement of any claims.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

                                       FIRST TRUST STRATEGIC HIGH INCOME FUND II


                                       By: /s/ Mark R. Bradley
                                           --------------------------------
                                          Name:  Mark R. Bradley
                                          Title: CFO
ACKNOWLEDGED:


By: /s/ W. Scott Jardine
    -----------------------------
Name:  W. Scott Jardine
Title: Secretary

                                       FIRST TRUST STRATEGIC HIGH INCOME FUND


                                       By: /s/ Mark R. Bradley
                                           --------------------------------
                                          Name:  Mark R. Bradley
                                          Title: CFO
ACKNOWLEDGED:


By: /s/ W. Scott Jardine
    -----------------------------
Name:  W. Scott Jardine
Title: Secretary